Exhibit 23.1

KPMG LLP

Suite 1400
2323 Ross Avenue
Dallas, TX 75201-2721

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-289799, 333-280953, and 333-280954) on Form S-3, 333-287980, 333-286498, and 333-284099 on Form S-4, and 333-287923 and 333-269602 on Form S-8 of our report dated March 31, 2026, with respect to the consolidated financial statements of NexPoint Diversified Real Estate Trust.

/s/ KPMG LLP

Dallas, Texas
March 31, 2026

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.